Exhibit 99.1

                                                                                                                   For immediate release:  Contact:  Douglas R. Jamieson
President & Chief Operating Officer
Phone: (914) 921-5020
For further information please visit
www.gabelli.com
GAMCO Board Approves a New Date for the Spinoff of Associated Capital Group
RYE, New York, November 4, 2015 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced today its Board of Directors has approved a new date, November 30, for the spin-off of Associated Capital Group, Inc. (“AC”) to coincide with month-end.  Associated Capital Group, Inc. will include GAMCO’s alternative investment management business, its institutional research services business and financial assets.  All other dates and time schedule previously disclosed will remain the same.
The distribution is expected to occur at 11:59 p.m. on Monday, November 30, 2015 (the “Distribution Date”), with GAMCO shareholders receiving:
•
one share of Associated Capital Group class A common stock ("AC Class A Stock"), for each share of GAMCO class A common stock (“GAMCO Class A Stock”) held at 5:00 p.m. New York City time on Thursday, November 12, 2015 (the "record date"); and

•
one share of Associated Capital Group class B common stock ("AC Class B Stock" and, together with the AC Class A Stock, the “AC common Stock”), for each share of GAMCO class B common stock (“GAMCO Class B Stock”) held on the record date.

Following the distribution, AC will be an independent, publicly traded company, and GAMCO will have no ownership interest in AC.  However, Mario J. Gabelli is expected to control both GAMCO and AC after the distribution.
On December 1, 2015, the first trading day following the distribution, AC Class A Stock will commence “regular way” trading on the NYSE under the ticker symbol "AC," and GAMCO will continue to trade on the NYSE under the ticker symbol "GBL.”  Consistent with the GAMCO Class B Stock, the AC Class B Stock will not be listed on any exchange.
The distribution remains subject to the satisfaction or waiver of a number of conditions described in AC’s registration statement on Form 10 (the "Form 10"), filed with the Securities and Exchange Commission ("SEC”).
No action is required by GAMCO shareholders to receive shares of AC common stock in the spin-off distribution, and GAMCO shareholders should retain their GAMCO stock certificates. GAMCO shareholders entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of AC common stock, or their brokerage account will be credited for the shares.

GAMCO expects to mail or electronically deliver the information statement relating to the spin-off to all shareholders entitled to receive the distribution of shares of AC common stock during the first week of November. The information statement will describe AC, including the risks of owning AC common stock, and other details regarding the spin-off.
Trading Before the Distribution Date
The NYSE has informed GAMCO that, from Monday, November 9, 2015 through Monday, November 30, 2015, there will be three trading markets expected:
•	In the "regular way" trading market (NYSE: GBL), shares of GAMCO Class A Stock will trade with the right to the AC Class A Stock in the distribution;
•	In the "ex-distribution" market (NYSE: GBL WI), shares of GAMCO Class A Stock will trade without the right to receive shares of AC Class A Stock in the distribution; and
•	In the "when-issued" market (NYSE: AC WD), the right to the AC Class A Stock to be distributed on the Distribution Date.
ABOUT GAMCO INVESTORS, INC.
GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).   As of September 30, 2015, GAMCO had $39.6 billion in assets under management.  As part of the spin-off, Gabelli Securities, Inc. will become a subsidiary of AC.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements with respect to the completion of the spin-off, including the expected Distribution Date, the listing of shares of AC Class A Stock on the NYSE, the anticipated dates for AC Class A Stock to begin trading on a "when-issued" basis and on a "regular-way" basis and for the GAMCO Class A Stock to begin trading on an "ex-distribution" basis, the expected mailing date of the information statement and the expected effective date of the Form 10.  Although we believe that the expectations set forth in the forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including that the spin-off distribution may not be completed as anticipated or at all and that delays or other difficulties in completing the distribution may be experienced. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may differ materially from those set forth in the forward-looking statements. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, GAMCO has included in its Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q and 8-K, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.  Any forward-looking statements speak only as of the date of this press release. GAMCO expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.